Exhibit 3.3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INSURANCE AUTO AUCTIONS CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF DECEMBER, A.D. 1993, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTEENTH DAY OF JANUARY, A.D. 1995, AT 9:03 O’CLOCK A.M.

CERTIFICATE OF AGREEMENT OF MERGER, CHANGING ITS NAME FROM “TAP ACQUISITION CORP.” TO “INSURANCE AUTO AUCTIONS CORP.”, FILED THE THIRTEENTH DAY OF JANUARY, A.D. 1995, AT 9:04 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SECOND DAY OF JANUARY, A.D. 1997, AT 9:02 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SECOND DAY OF JANUARY, A.D. 1997, AT 9:03 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

[SEAL]
Harriet Smith Windsor, Secretary of State
2362823 8100H	AUTHENTICATION: 4062835

050634465	DATE: 08-02-05

Delaware

The First State

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

[SEAL]
Harriet Smith Windsor, Secretary of State
2362823 8100H	AUTHENTICATION: 4062835

050634465	DATE: 08-02-05

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 12/08/1993 753342809 - 2362823

CERTIFICATE OF INCORPORATION OF

TAP ACQUISITION CORP.

ARTICLE I

The name of this corporation is TAP Acquisition Corp.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite 1-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

This corporation is authorized to issue one class of stock to be designated common stock (“Common Stock”). The number of shares of Common Stock authorized to be issued is One Hundred (100), par value $0.001 per share.

ARTICLE V

The name and mailing address of the incorporator is Scott C. Dettmer, Brobeck, Phleger & Harrison. Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303.

ARTICLE VI

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of the corporation.

ARTICLE VII

The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VIII

Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ARTICLE X

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE XI

The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 7th day of December, 1993.

/s/ Scott C. Dettmer
Scott C. Dettmer, Incorporator

2.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:03 AM 01/13/1995 950010249 - 2362823

CERTIFICATE OF OWNERSHIP AND MERGER

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, TAP Acquisition Corp., a Delaware corporation (the “Corporation”), for the purpose of effecting the merger of Texas Auto Pool, Inc., a Texas corporation and a wholly-owned subsidiary of TAP Acquisition Corp. (the “Subsidiary”), with and into the Corporation (the “Merger”), does hereby certify:

FIRST: That the Corporation was incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of the Subsidiary.

THIRD: Attached as Exhibit A hereto are resolutions from the Action By Unanimous Written Consent of the Board of Directors of the Corporation, dated as of December 31, 1994, approving the Merger and this Certificate of Ownership and Merger.

IN WITNESS WHEREOF, TAP Acquisition Corp. has caused this certificate to be signed by William W. Liebeck, its Executive Vice President, this 31st day of December, 1994.

TAP ACQUISITION CORP.

By:	/s/ William W. Liebeck
William W. Liebeck, Executive Vice President

Exhibit A

Resolutions from Action By Unanimous Written Consent of the

Board of Directors of TAP Acquisition Corp.,

dated December 31, 1994

1.	Merger of Texas Auto Pool, Inc., and the Company

RESOLVED, that the merger of Texas Auto Pool, Inc., a Texas corporation and a wholly-owned subsidiary of the Company (“TAP”), with and into the Company (the “TAP Merger”) and the assumption of all liabilities of TAP by the Company be, and it hereby is, adopted and approved; and

RESOLVED FURTHER, that the Articles of Merger in the form attached as Exhibit A hereto be, and they hereby are, authorized and approved, with such additional changes that the officers of the Company deem in their sole discretion to be necessary and appropriate; and

RESOLVED FURTHER, that the Certificate of Ownership and Merger in the form attached as Exhibit B hereto be, and it hereby is, authorized and approved, with such additional changes that the officers of the Company deem in their sole discretion to be necessary and appropriate; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions, including, but not limited to, providing notification of the TAP Merger to any appropriate governmental or regulatory agencies, and filing the Articles of Merger, Certificate of Ownership and Merger, and any other forms and documents with such agencies as may be required or advisable by them or by law, and to obtain such consents from third parties and governmental or regulatory agencies as may be necessary or advisable to carry out the TAP Merger.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:04 AM 01/13/1995 950010250 - 2362823

AGREEMENT OF MERGER

BY AND BETWEEN

TAP ACQUISITION CORP.

AND

TASP ACQUISITION CORP.

This Agreement of Merger (the “Agreement”) is made and entered into as of December 31, 1994 by and between TAP Acquisition Corp., a Delaware corporation (“Newco”), and TASP Acquisition Corp., a Delaware corporation (TASP”).

RECITALS

WHEREAS, the Boards of Directors of Newco and TASP deem it advisable and in their mutual best interests and in the best interests of the stockholders of Newco and TASP that TASP be merged with and into Newco in accordance with this Agreement (the “Merger”);

WHEREAS, to effectuate the Merger, Newco and TASP have entered into this Agreement, whereby all of the outstanding shares of capital stock of TASP (“TASP Common Stock”) will be exchanged for the common stock of Newco (“Newco Common Stock”);

WHEREAS, the Boards of Directors and stockholders of Newco and TASP have duly approved and adopted this Agreement and the Merger;

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

GENERAL

1.1 Board of Directors’ and Stockholders’ Approval. The respective Boards of Directors of Newco and TASP have duly adopted and approved the Merger and this Agreement. The respective stockholders of Newco and TASP have, by resolutions duly adopted and approved, approved the Merger and all transactions contemplated by this Agreement in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “Delaware Law”).

1.2 The Merger. In accordance with the provisions of this Agreement and the applicable provisions of Delaware Law, TASP shall be merged with and into Newco, with Newco as the surviving corporation, and the separate existence of TASP shall thereupon cease, and, at the Effective Time (as hereinafter defined), Newco, as the surviving corporation in the Merger, shall continue its corporate existence under the laws of the State of Delaware. The Bylaws and officers and directors of Newco in effect immediately preceding the Merger shall be the Bylaws and officers and directors, respectively, of the surviving corporation. The Certificate of Incorporation of Newco in effect immediately preceding the Merger shall be the Certificate of Incorporation of the surviving corporation, except that:

(a) Article I of the Certificate of Incorporation of the surviving corporation shall read as follows:

“The name of this corporation is Insurance Auto Auctions Corp.”; and

(b) Article IV of the Certificate of Incorporation of the surviving corporation shall read as follows:

“This corporation is authorized to issue one class of stock to be designated common stock (“Common Stock”). The number of shares of Common Stock authorized to be issued is Two Hundred (200), par value $0.001 per share.”

Upon consummation of the Merger, Newco shall assume all of the obligations and liabilities of TASP, it being agreed that the surviving corporation shall have all such obligations and liabilities.

1.3 Effective Time. The Merger shall become effective as of 11:59 p.m. California Time on December 31, 1994 (the “Effective Time” of the Merger).

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF

TASP ACQUISITION CORP.

2.1 Status and Conversion of TASP Common Stock.

(a) At the Effective Time, each of the issued and outstanding shares of TASP Common Stock and all rights existing with respect thereto shall, by

2.

virtue of the Merger and without any action on the part of any holder thereof, cease to be outstanding and shall be converted into and exchanged for one share of Newco Common Stock.

(b) Until surrendered, each certificate that prior to the Effective Time represented shares of TASP Common Stock shall be deemed to represent the right to receive that number of shares of Newco Common Stock as provided in Section 2.1(a) hereof. Each of the stockholders of TASP, as a holder of a certificate or certificates theretofore representing all of the outstanding shares of TASP Common Stock, is hereby notified to surrender all of such holder’s certificates to Newco and simultaneously with such surrender such holder shall be entitled to receive in exchange the Newco Common Stock provided in Section 2.1(a) hereof.

ARTICLE 3

TERMINATION

3.1 Termination by Mutual Consent. At any time prior to the filing date, this Agreement may be terminated by the mutual express written consent of Newco and TASP, notwithstanding approval of the Merger by the stockholders of TASP.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

3.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the day and year first above written.

TAP ACQUISITION CORP.

By:	/s/ William W. Liebeck
William W. Liebeck, Executive Vice President

TASP ACQUISITION CORP.

By:	/s/ William W. Liebeck
William W. Liebeck, Executive Vice President and Assistant Secretary

4.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 05/17/1996 960143630 - 2362823

CERTIFICATE OF OWNERSHIP AND MERGER

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Insurance Auto Auctions Corp., a Delaware corporation (the “Parent Corporation”), for the purpose of effecting the merger (the “Merger”) of East Atlanta Group, Inc., a Georgia corporation and the wholly owned subsidiary of the Parent Corporation (the “Subsidiary Corporation”), with and into the Parent Corporation, does hereby certify:

FIRST: That the Parent Corporation is incorporated and duly organized under the laws of the State of Delaware.

SECOND: That the Parent Corporation owns all of the outstanding shares of each class of the capital stock of the Subsidiary Corporation.

THIRD: That the laws of the jurisdiction of organization of the Subsidiary Corporation permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

FOURTH: That the Parent Corporation hereby merges the Subsidiary Corporation into the Parent Corporation.

FIFTH: That attached as Exhibit A hereto are resolutions of the Board of Directors of the Parent Corporation, duly adopted by the unanimous written consent of the members thereof and dated as of December 31, 1995, approving the Merger and this Certificate of Ownership and Merger.

IN WITNESS WHEREOF, Parent Corporation has caused this certificate to be executed by William W. Liebeck, Executive Vice President, this 31st day of December 1995.

INSURANCE AUTO AUCTIONS CORP., a Delaware corporation

By:	/s/ William W. Liebeck
William W. Liebeck, Executive Vice President

EXHIBIT A

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

INSURANCE AUTO AUCTIONS, CORP.,

a Delaware corporation

(the “Company”)

ACTION BY UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

INSURANCE AUTO AUCTIONS CORP.,

a Delaware corporation

The undersigned directors of Insurance Auto Auctions Corp., a Delaware corporation (the “Company”), in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law and the Company’s Bylaws, take the following action by written consent in lieu of a meeting as of the 31st day of December, 1995:

1. Merger of East Atlanta Group, Inc. and the Company

RESOLVED, that the merger of East Atlanta Group, Inc., a Georgia corporation and a wholly owned subsidiary of the Company (“EAG”), with and into the Company (the “EAG Merger”) and the assumption of all liabilities of EAG by the Company be, and it hereby is, adopted and approved;

RESOLVED FURTHER, that the Agreement and Plan of Merger in the form attached as Exhibit A hereto be, and it hereby is, authorized and approved, with such additional changes as the officers of the Company deem in their sole discretion to be necessary and appropriate;

RESOLVED FURTHER, that the Certificate of Ownership and Merger in the form attached as Exhibit B hereto be, and it hereby is, authorized and approved, with such additional changes as the officers of the Company deem in their sole discretion to be necessary and appropriate;

RESOLVED FURTHER, that the Articles of Merger in the form attached as Exhibit C hereto be, and they hereby are, authorized and approved, with such additional changes as the officers of the Company deem in their sole discretion to be necessary and appropriate; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions, including, but not limited to, providing notification of the EAG Merger to any appropriate governmental or regulatory agencies, and filing the Certificate of Ownership and Merger, the Articles of Merger, the Agreement and Plan of Merger, and any other forms and documents with such agencies as may be required or advisable by them or by law, and to obtain such consents from third parties and governmental or regulatory agencies as may be necessary or advisable to carry out the EAG Merger.

2. General Authority Conferred on Officers

RESOLVED, that the officers of the Company be, and they hereby are, authorized for and on behalf of the Company to take such actions and to execute and deliver such documents and papers as they deem necessary or advisable to effectuate the purposes of the foregoing resolutions and to consummate the transactions contemplated thereby.

This consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/s/ Bradley S. Scott
Bradley S. Scott

/s/ William W. Liebeck
William W. Liebeck

2

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING ADBCO ACQUISITION CORP., A DELAWARE CORPORATION,

WITH AND INTO INSURANCE AUTO AUCTIONS CORP.,

A DELAWARE CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Insurance Auto Auctions Corp., a Delaware corporation (the “Company”), for the purpose of effecting the merger (the “Merger”) of ADBCO Acquisition Corp., a Delaware corporation (“ADBCO Acquisition Corp.”), with and into the Company, does hereby certify:

FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of ADBCO Acquisition Corp.

THIRD: That attached as Exhibit A hereto are resolutions of the Board of Directors of the Parent Corporation, duly adopted by the unanimous written consent of the members thereof and dated as of December 31, 1996, approving the Merger and this Certificate of Ownership and Merger.

IN WITNESS WHEREOF, Insurance Auto Auctions Corp. has caused this certificate to be executed by Linda C. Larrabee, Senior Vice President and Secretary, this 31st day of December, 1996.

INSURANCE AUTO AUCTIONS CORP. a Delaware corporation

By:	/s/ Linda C. Larrabee
Linda C. Larrabee, Senior Vice President and Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:02 AM 01/02/1997 971000338 - 2362823

EXHIBIT A

ACTION BY WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

INSURANCE AUTO AUCTIONS CORP.

a Delaware Corporation

The undersigned, constituting all of the members of the Board of Directors of Insurance Auto Auctions Corp., a Delaware corporation (the “Company”), pursuant to Section 141(f) of the Delaware General Corporation Law and the Company bylaws, hereby adopt the following resolutions by written consent effective December 31,1996:

1.	Merger of ADBCO Acquisition Corp. with and into the Company

WHEREAS, the Company owns one hundred percent (100%) of the outstanding shares of ADBCO Acquisition Corp., a Delaware corporation (“ADBCO Acquisition Corp.”);

RESOLVED, that ADBCO Acquisition Corp. be merged with and into the Company pursuant to General Corporation Law Section 253;

RESOLVED FURTHER, that the officers of the Company and ADBCO Acquisition Corp. are authorized and directed to do all acts and to execute, verify and file all documents necessary to effectuate the Merger pursuant to General Corporation Law Section 253; and

RESOLVED FURTHER, that the Company assumes all liabilities of ADBCO Acquisition Corp.

2.	Notices and Consents with Respect to the Merger

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions, including, but not limited to providing notification of the Merger to any appropriate governmental or regulatory agencies, and filing any forms and documents with such agencies as may be required or advisable by them or by law, and to obtain such consents from third parties and governmental or regulatory agencies as may be necessary or advisable to carry out the Merger.

3.	General Authority Conferred on Officers to Effectuate Resolutions

RESOLVED, that the officers of the Company be, and they hereby are, authorized for and on behalf of the Company to take such actions and to execute and deliver such documents and papers as they deem necessary or advisable to effectuate the purposes of the foregoing resolutions and to consummate the transactions contemplated thereby.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of 31st day of December, 1996.

DIRECTORS:

/s/ James P. Alampi
James P. Alampi

/s/ Linda C. Larrabee
Linda C. Larrabee

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:03 AM 01/02/1997 971000339 - 2362823

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING INSURANCE AUTO AUCTIONS CO.,

A NORTH CAROLINA CORPORATION,

WITH AND INTO INSURANCE AUTO AUCTIONS CORP.,

A DELAWARE CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Insurance Auto Auctions Corp., a Delaware corporation (the “Parent Corporation”), for the purpose of effecting the merger (the “Merger”) of Insurance Auto Auctions Co., a North Carolina corporation and the wholly-owned subsidiary of the Parent Corporation (the “Subsidiary Corporation”), with and into the Parent Corporation, does hereby certify:

FIRST: That the Parent Corporation is incorporated and duly organized under the laws of the State of Delaware.

SECOND: That the Parent Corporation owns all of the outstanding shares of each class of the capital stock of the Subsidiary Corporation.

THIRD: That the laws of the jurisdiction of organization of the Parent Corporation permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

FOURTH: That the Parent Corporation hereby merges the Subsidiary Corporation into the Parent Corporation.

FIFTH: That attached at Exhibit A hereto are resolutions of the Board of Directors of the Parent Corporation, duly adopted by the unanimous written consent of the members thereof and dated as of December 31, 1996, approving the Merger and this Certificate of Ownership and Merger.

IN WITNESS WHEREOF, Parent Corporation has caused this certificate to be executed by Linda C. Larrabee, Senior Vice President and Secretary, this 31st day of December, 1996.

INSURANCE AUTO AUCTIONS CORP.
a Delaware corporation

By:	/s/ Linda C. Larrabee
Linda C. Larrabee,
Senior Vice President and Secretary

EXHIBIT A

ACTION BY WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

INSURANCE AUTO AUCTIONS CORP.

A DELAWARE CORPORATION

The undersigned, constituting all of the members of the Board of Directors of Insurance Auto Auctions Corp., a Delaware corporation (the “Company”), pursuant to Section 141(f) of the Delaware General Corporation Law and the Company bylaws, hereby adopt the following resolutions by written consent effective December 31, 1996:

1.	Merger of Insurance Auto Auctions Co. with and into the Company

WHEREAS, the Company owns one hundred percent (100%) of the outstanding shares of Insurance Auto Auctions Co., a North Carolina corporation (“Insurance Auto Auctions Co.”);

RESOLVED, that the Plan of Merger (the “Merger”) is hereby approved and adopted;

RESOLVED FURTHER, that Insurance Auto Auctions Co. be merged with and into the Company pursuant to General Corporation Law Section 253;

RESOLVED FURTHER, that the officers of the Company and Insurance Auto Auctions Co. are authorized and directed to do all acts and to execute, verify and file all documents necessary to effectuate the Merger pursuant to General Corporation Law Section 253; and

RESOLVED FURTHER, that the Company assumes all liabilities of Insurance Auto Auctions Co.

2.	Notices and Consents with Respect to the Merger

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions, including, but not limited to providing notification of the Merger to any appropriate governmental or regulatory agencies, and filing any forms and documents with such agencies as may be required or advisable by them or by law, and to obtain such consents from third parties and governmental or regulatory agencies as may be necessary or advisable to carry out the Merger.

3.	General Authority Conferred on Officers to Effectuate Resolutions

RESOLVED, that the officers of the Company be, and they hereby are, authorized for and on behalf of the Company to take such actions and to execute and deliver such documents and papers as they deem necessary or advisable to effectuate the purposes of the foregoing resolutions and to consummate the transactions contemplated thereby.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 31st day of December, 1996.

DIRECTORS:

/s/ James P. Alampi
James P. Alampi

/s/ Linda C. Larrabee
Linda C. Larrabee